UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2003

AmeriVest Properties Inc.
(Exact name of small business issuer as specified in its charter)

Maryland	1-14462	84-1240264
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

1780 South Bellaire Street Suite 100, Denver, Colorado 80222
(Address of principal executive offices)

(303) 297-1800
(Registrant’s telephone number)

Item 5.    Other Events

Purchase of Metropolitan Phoenix Office Building.  On October 7, 2003, AmeriVest Properties Inc. (the “Company”) acquired the Scottsdale Norte office building (the “Property”).  The Property is located in Scottsdale, Arizona and contains 79,223 rentable square feet on 5.451 acres of land.  The purchase price for the Property was $12,250,000, which was paid with $6,630,000 from the assumption of the existing loan from Southern Farm Bureau Life Insurance Company (the “SFB Loan”) and the balance in cash.

The Property was purchased from Scottsdale Norte, LLC (the “Seller”), an unrelated party.  The purchase price of the Property was determined through negotiations between the Seller and the Company.

The SFB Loan bears fixed interest at 7.90%, due in monthly installments of principal and interest of $48,187, with the outstanding principal balance and accrued interest due on April 1, 2011.  This loan may be prepaid in full beginning April 1, 2006 subject to a prepayment penalty as defined in the mortgage note.

Additional information concerning this transaction is contained in a press release dated October 8, 2003, a copy of which is attached hereto as Exhibit 99.1., and in selected financial statements and unaudited pro forma financial information prepared in connection with the acquisition, a copy of which is attached as Exhibit 99.2.

Item 7. Financial Statements And Exhibits

(c) Exhibits

Exhibit Number	Exhibit Title
99.1	Press Release dated October 8, 2003

99.2	Selected Financial Statements and Unaudited Pro Forma Financial Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERIVEST PROPERTIES INC.

November 13, 2003
	By:	/s/ D. Scott Ikenberry
D. Scott Ikenberry
Chief Financial Officer